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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-56327 and Forms S-8 No. 2-84870, 2-96064, 33-10711, 33-17834,
33-18541, 33-21675, 33-32555, 33-31915 (Post-Effective Amendment No. 1),
33-37532, 33-40891, 33-46669 and 33-48619) of First Financial Management
Corporation of our report dated August 26, 1994, with respect to the consolidated financial statements of CESI Holdings, Inc. included in this Current Report on Form 8-K of First Financial Management Corporation dated July 25, 1995.





                                             ERNST & YOUNG LLP



Melville, New York
July 21, 1995


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